EXHIBIT 10.16

                         Trust and Transfer Agent Agreement

                  REGISTRAR AND TRANSFER AGENT AGREEMENT PRIVATE

THIS AGREEMENT made as of February 26, 2002

BETWEEN:

PACIFIC CORPORATE TRUST COMPANY, a trust company duly incorporated under the laws of British Columbia having an office at 625 Howe Street, 10th Floor, Vancouver, British
Columbia, V6C 3B8

(the "Trust Company")

OF THE FIRST PART

AND:

K-Tronik International Corp., a company duly incorporated under the laws of Nevada, having an office at 2602 - 1111
Beach Ave., Vancouver, British Columbia, V6E 1T9

(the "Company")

OF THE SECOND PART

WHEREAS:

A. The Trust Company is a trust company that is authorized to carry on a trust business under the Financial Institutions Act (British Columbia);

B. The Company wishes to appoint the Trust Company as its registrar and transfer agent in respect of its common shares (the "Shares") and the Trust Company has agreed to accept such appointment on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the premises and of the covenants and agreements of the parties set forth in this Agreement, the parties agree as follows:

1.  APPOINTMENT AS REGISTRAR AND TRANSFER AGENT

1.1 Appointment - The Company hereby appoints the Trust Company as its registrar and transfer agent and the Trust Company hereby accepts the appointment, upon and subject to the terms of this Agreement.

1.2  Fees and expenses - The Company agrees to pay to the Trust Company:

(a)  its fees in effect from time to time as set out in the Trust
Company's Schedule of Fees; and

(b) all costs and expenses, including legal fees if applicable, incurred by the Trust Company in carrying out its duties under this Agreement.

1.3 Payment due date - Any invoice rendered to the Company for fees and expenses of the Trust Company shall be payable within 30 days of the date of the invoice.

1.4 Schedule of fees - The Trust Company may revise its Schedule of Fees at any time upon 30 days' prior notice to the Company.

2.  SHARE REGISTERS

2.1  Principal Registers - The Trust Company shall maintain the
Company's Register of Members and Register of Transfers
(collectively, the "Principal Registers") in respect of the Shares at its principal office in Vancouver, British Columbia.

2.2 Information to be provided - The Company agrees to provide the Trust Company with the information it requires in order to set up and maintain the Principal Registers. The Company represents and warrants that such information shall be accurate and complete and the Trust Company may rely upon the information, without any duty to enquire further, in establishing and maintaining the Principal Registers.

2.3 Branch registers - Upon the written request of the Company, authorized by a resolution of the Board of Directors of the Company, the Trust Company will cause branch registers (the "Branch Registers") to be maintained by it or by a co-transfer agent as required by law on the same terms and conditions as the Principal Registers are to be maintained, with any necessary changes, in cities other than Vancouver.

3.  SHARE CERTIFICATES

3.1 Blank certificates - The Company agrees to provide the Trust Company with blank share certificates, in a form required under its jurisdiction of incorporation and the rules of the stock exchanges on which the Company's shares may be listed for trading, as and when requested to do so by the Trust Company and at the Company's expense.

3.2 Signatures - The share certificates delivered to the Trust Company shall be signed by a director or other officer or officers of the Company as required by law, by the constating documents of the Company or by resolutions of directors of the Company. The signature of such director, officer or officers on such Share certificates may be engraved, lithographed or otherwise mechanically reproduced and shall be binding upon the Company and the certificates so signed will be valid and binding upon the Company, notwithstanding:

(a) any change in any of the persons holding any such office between the time of actual signing and the time of countersigning and issuing of the share certificates, or

(b) the director or such other officer or officers signing may not have held office at the date of countersigning and issuing the certificates.

3.3 Countersign certificates - The Trust Company is authorized to countersign certificates representing any Shares issued by the Company or transferred by a holder of the Shares, upon and subject to receipt of documentation satisfactory to the Trust Company. The Company agrees that on and after the date of this Agreement and for so long as this Agreement remains in force, no certificates for Shares will be issued or, if issued will not be valid, unless and until countersigned by the Trust Company in its capacity as registrar and transfer agent of the Shares or by a co-transfer agent maintaining a Branch Register.

3.4 Validity of prior certificates - The Trust Company is entitled to treat as valid any certificate or certificates for Shares purporting to have been issued by or on behalf of the Company prior to the date of this Agreement. The Trust Company is hereby relieved from any duty or obligation to verify the signature or the authority to sign of the person or persons purporting to sign any certificate on behalf of the Company or on behalf of any other institution previously appointed the registrar and transfer agent or a branch registrar and transfer agent of the Shares.

3.5 Replacement certificates - The Trust Company is authorized to issue and register new certificates in place of the lost, destroyed or stolen certificates representing any of the Shares upon receipt of:

(a) an authorization signed by any director or officer of the Company; and

(b) such other documentation as the Trust Company deems appropriate in the circumstances, including evidence of loss, destruction or theft and indemnity satisfactory to the Trust Company.

4.  TRANSFERS

4.1 Register transfers - The Trust Company shall register transfers of the Shares made from time to time in the Principal Registers as may be necessary in order that the holdings of each shareholder of the Company may be properly and accurately kept and transfers of Shares properly recorded.

4.2 Grounds for refusing transfer - The Trust Company may refuse to effect the transfer of any Shares until such time as the Trust Company is satisfied that the share certificate presented to the Trust Company is valid, that the endorsement thereon is genuine and that the transfer requested has been properly and legally authorized.

4.3 New certificates - The Trust Company shall countersign, if necessary, and issue new certificates for the Shares upon surrender to the Trust Company of the outstanding certificates in a form endorsed for transfer acceptable to the Trust Company.

4.4 Company to provide assistance - The Company shall assist the Trust Company in identifying signatures of shareholders and guarding against forgery, illegal transfers and other illegalities.

4.5 Transfers on branch registers - All Shares will be effectively and interchangeably transferable on the register of transfers or on any Branch Register regardless of where or when the share certificates have been issued, and entry of the transfer of any Shares in the register of transfers or in any Branch Register shall for all purposes be a complete and valid transfer.

5.  DIVIDEND DISBURSING AGENT

5.1 Appointment - The Company appoints the Trust Company as agent to disburse dividends to the holders of the Shares, which may from time to time be declared by the Board of Directors of the Company and the Trust Company hereby accepts such appointment.

5.2 Disbursement by Trust Company - The Trust Company will disburse to the registered holders of the Shares all cash and stock dividends which may be declared by the Board of Directors of the Company upon receiving, at least three business days before each dividend disbursement date, a certified copy of the resolution of the Board of Directors of the Company declaring such dividend and, if necessary, a certified cheque in an amount sufficient for the payment of such dividend.

6.  RECORDS

6.1 Maintain records - The Trust Company will maintain such records as it deems appropriate in connection with acting as registrar and transfer agent for the Company.

6.2 Delivery of statements to Company - The Trust Company shall furnish to the Company, at the Company's request and expense, such statements, lists, entries, information and material concerning transfers and other matters as may be prepared by it in its capacity as registrar and transfer agent of the Company.

6.3 Delivery of books and records - The Trust Company shall send to the Company, or to such other person as the Company may direct, all books, documents and other records in its possession relating to the Company following the termination of this Agreement and the payment of all amounts owing to the Trust Company pursuant to this Agreement. A receipt signed on behalf of the Company by any director or officer of the Company or the person referred to in the Company's direction shall be a valid acknowledgment and discharge to the Trust Company of the items delivered.

6.4 Destruction of certificates - The Trust Company is authorized to destroy certificates representing Shares which have been cancelled, together with any related transfer documentation, six years after the date of cancellation. All actions taken by the Trust Company under this section shall be at the expense of the Company.

7.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

7.1 Representations and warranties - The Company represents and warrants to the Trust Company that:

(a) the Company has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and all necessary action has been taken by or on the part of the Company to authorize the execution and delivery of this Agreement and all other documents contemplated hereby;

(b) the Company is authorized by its constating documents to maintain a branch register of members in British Columbia and, if applicable, outside of British Columbia; and

(c) the Company has given or will give all notices required by law to give notice of the appointment of the Trust Company as its registrar and transfer agent.

7.2 Covenants - The Company agrees to promptly deliver to the Trust Company from time to time:

(a) certified copies of its constating documents and any amendments to such documents;

(b) copies of all relevant documents and proceedings relating to increases and reductions in the Company's capital, the reorganization of or change in its capital, a change in the Company's name, the bankruptcy or winding up of the Company or the surrender of its charter;

(c) a certificate of incumbency showing the names and offices of the Company's directors and officers, including specimens of the signatures of those directors and officers authorized to sign share certificates and treasury orders and authorized to instruct the Trust Company; and

(d)  all other documents reasonably requested by the Trust Company.

7.3 Legal opinion - The Company shall deliver to the Trust Company a legal opinion from its legal counsel relating to the appointment of the Trust Company as its registrar and transfer agent in a form satisfactory to the Trust Company. The Trust Company in its sole discretion may waive this requirement if the Company has completed its Initial Public Offering.

8.  LIMITATIONS ON RESPONSIBILITY

8.1 Consultation - The Trust Company may, at any time, apply to the Company for instructions and may consult counsel for the Company or its own counsel in respect of any matter arising in connection with this Agreement. The Company will indemnify and hold harmless the Trust Company from any liability or claims that may be made against it for any action taken, or not taken, by the Trust Company in accordance with or pursuant to such instructions or advice that may be given to it.

8.2 No constructive notice - The Trust Company shall not be held to have notice of any change of authority of any director, officer, employee or agent of the Company until it receives written notification of such change from the Company.

8.3 Compliance with laws - The Trust Company is authorized to comply with any law, regulation, or order now or hereafter in force which purports to impose on the Trust Company a duty to take or refrain from taking any action.

9.  INDEMNITY

9.1 Indemnify Trust Company - The Company hereby indemnifies and agrees to hold harmless and defend the Trust Company, its directors, officers, employees and agents, against any and all claims and liabilities, whether accrued, absolute, contingent or otherwise and any and all actions, suits, proceedings, demands, assessments, judgments and costs, including without limitation legal costs on a solicitor and own client basis, arising out of or in respect of the performance by the Trust Company of its duties under this Agreement; provided, however, that the Trust Company shall not be indemnified against, or be reimbursed for any expense incurred in connection with any claim or liability arising out of its wilful misconduct or gross negligence.

9.2 Defend actions - The Trust Company is under no obligation to prosecute or defend any action or suit in respect of the relationship which, in the opinion of its legal counsel, may involve it in expense or liability, but will do so at the request of the Company provided that the Company furnishes it with an indemnity satisfactory to the Trust Company against such expenses or liability.

9.3 Post collateral - The Company will post collateral or other documentation which is sufficient in the opinion of the Trust Company or its counsel to secure the indemnity herein provided.

10.  TERMINATION OF AGREEMENT

10.1 Failure to pay - In the event that any payment required to be made by the Company remains unpaid 14 days after the Trust Company has made a written demand for payment, the Trust Company may terminate this agreement, effective on the date that a termination notice is provided to the Company.

10.2 Notice - Subject to section 10.1, this Agreement will continue in effect until terminated by written notice given by either party to the other party. The effective date of the termination shall be the date which is 30 days after the date of the notice of termination, unless the parties otherwise mutually agree upon a different date.

10.3  Payment by Company - The Company agrees to pay to the Trust
Company, on or before the effective date of the termination of this
Agreement:

(a)  all accrued but unpaid fees or expenses of the Trust Company;
and

(b) the Trust Company's published termination fee in effect as at the date of termination in order to provide for the Trust
Company's expenses relating to subsequent enquiries and correspondence on behalf of the Company.

The Company agrees that the amount provided for in paragraph (b) is reasonable in the circumstances.

10.4 Delivery of books and records - Following the termination of this Agreement, the Trust Company shall send to the Company, or to such other person as the Company may direct, all books, documents and other records in its possession relating to the Company in accordance with section 6.3.

11.  GENERAL

11.1  Time - Time is of the essence of this Agreement.

11.2  Assignment - This Agreement may be assigned by the Trust
Company, without the prior consent of the Company, to another registrar and transfer agent upon 60 days prior notice to the Company.

11.3 Amendments - This Agreement may only be amended by a further written agreement executed and delivered by both parties to this Agreement.

11.4 Governing Law - This Agreement will be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the parties hereto submit and attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

11.5 Severability - If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

11.6 Notice - Any notice under this Agreement must be in writing, delivered, telecopied or mailed by prepaid post, and addressed to the party to which notice is to be given at the address for such party indicated herein or at another address designated by such party in writing.

Notice which is delivered or telecopied will be deemed to have been given at the time of transmission or delivery. If notice is by mail it will be deemed to have been given five business days following the date of mailing. If there is an interruption in normal mail service at or prior to the time a notice is mailed, the notice must be delivered or telecopied.

11.7 Further assurances - The parties to this Agreement will with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party to this Agreement will execute and deliver such further documents or instruments required by the other party as may be reasonably necessary or desirable for the purposes of giving effect to or perfecting the transactions contemplated by this Agreement.

11.8 Enurement - This Agreement and each of its terms and provisions will enure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


The CORPORATE SEAL of     )
 xe "[Name Company]:  " PACIFIC CORPORATE TRUST COMPANY)
was hereunto affixed in the)
presence of:               )
C/S
/s/ Marc Castonguay        )

/s/ Norm Hamade            )


The CORPORATE SEAL of      )
 xe "[Name Company]:  " K-Tronik International Corp.)
was hereunto affixed in the)
presence of:               )

/s/ Robert Kim             )